UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2024
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the transactions contemplated by the Transaction Agreement, dated as of July 7, 2024, among Paramount Global (the “Company”), Skydance Media, LLC, New Pluto Global, Inc. and the other parties thereto (the “Transaction Agreement”), certain of the Company’s employees may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended, including the Company’s current named executive officers and the executives comprising the Company’s Office of the Chief Executive Officer (the “Impacted Executives”).

To mitigate the potential impact of Section 280G on the Company and the Impacted Executives (the “280G Impact”), the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved, effective December 24, 2024:

•For Naveen Chopra, Executive Vice President, Chief Financial Officer, Doretha F. Lea, Executive Vice President, Global Public Policy and Government Relations, and Nancy Phillips, Executive Vice President, Chief People Officer, the immediate vesting and settlement in shares of the Company’s Class B Common Stock of 126,794, 30,688 and 48,830 restricted share units (“RSUs”), respectively, previously granted to such Impacted Executive and scheduled to vest in calendar year 2025; and

•For Chris McCarthy, Office of the Chief Executive Officer, and President and Chief Executive Officer of Showtime/MTV Entertainment Studios and Paramount Media Networks, the immediate vesting and settlement in shares of the Company’s Class B Common Stock of (i) 244,906, 244,906 and 182,815 RSUs previously granted to him and scheduled to vest in calendar years 2025, 2026 and 2027, respectively, and (ii) 212,123 performance share units comprising the target awards previously granted to him (the “PSUs”) with performance periods ending in calendar years 2026 and 2027, for which performance-based vesting conditions would otherwise be deemed achieved at target performance for purposes of the conversion of the PSUs pursuant to the Transaction Agreement.

In the event that an Impacted Executive voluntarily resigns or the Impacted Executive’s employment is terminated for “cause” (as defined in the applicable Impacted Executive’s employment agreement), in each case prior to the previously scheduled vesting date for any tranche of RSUs or PSUs that was accelerated to mitigate the 280G Impact as described herein, such Impacted Executive must repay to the Company, within 30 calendar days following the date of such Impacted Executive’s termination of employment, the after-tax amount attributable to any such tranche of RSUs or PSUs, as applicable.

Item 8.01	Other Information.
To mitigate the 280G Impact, the Committee also approved, effective December 24, 2024:

•For George Cheeks, Office of the Chief Executive Officer, and President and Chief Executive Officer of CBS, the immediate vesting and settlement in shares of the Company’s Class B Common Stock of (i) 247,764, 247,764 and 182,815 RSUs previously granted to him and scheduled to vest in calendar years 2025, 2026 and 2027, respectively, and (ii) 206,676 PSUs with performance periods ending in calendar years 2026 and 2027, for which performance-based vesting conditions would otherwise be deemed achieved at target performance for purposes of the conversion of the PSUs pursuant to the Transaction Agreement; and

•For Brian Robbins, Office of the Chief Executive Officer, and President and Chief Executive Officer of Paramount Pictures and Nickelodeon, the immediate vesting and settlement in shares of the Company’s Class B Common Stock of (i) 256,732, 256,732 and 184,567 RSUs previously granted to him and scheduled to vest in calendar years 2025, 2026 and 2027, respectively, and (ii) 215,276 PSUs with performance periods ending in calendar years 2026 and 2027, for which performance-based vesting conditions would otherwise be deemed achieved at target performance for purposes of the conversion of the PSUs pursuant to the Transaction Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
	Name:	Caryn K. Groce
	Title:	Executive Vice President,
Acting General Counsel and Secretary

Date: December 27, 2024